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                                                                      EXHIBIT 10
                                                                      ----------
                          DEFERRED COMPENSATION PLAN

     Banyan Systems Incorporated, a Massachusetts corporation (hereinafter referred to as the "Company"), hereby establishes the Deferred Compensation Plan (the "Plan") effective as of March 24, 2000.

     The plan is intended to provide a mechanism whereby certain of the highly compensated and management Participants and the Directors of the Company may defer compensation and have such amounts, together with credited earnings, if applicable, paid out upon the Participant's retirement, death, disability or other termination of service with the company and upon certain other specified events. In addition the company intends that this Plan provide the eligible Participants with deferred compensation benefits in addition to the benefits provided under the Banyan Company, Inc. Retirement Savings Plan (the "401(k) Plan") in cases where the benefits under the 401(k) Plan may be limited by applicable provisions of the Internal Revenue Code of 1986 (the "Code"), as amended. The Company intends that the Plan shall not be treated as a "funded " plan for purposes of either the Code. It is also intended that this plan be an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees and which is described in sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

1.   DEFINITION OF TERMS
     -------------------

     Certain words and phrases are defined when first used in later paragraphs of this Agreement. In addition, the following words and phrases when used herein, unless the context clearly requires otherwise, shall have the following respective meanings:

     (a)  Accrued Benefit: The sum of all Deferred Amounts and Corporate
          ---------------
          Contributions credited to the Participant's Retirement Plan Account and due and owing to the Participant or any beneficiaries pursuant to this Agreement, together with Earnings

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          Adjustments thereto calculated as set forth in paragraph 3 hereof, minus any distributions hereunder.

     (b)  Administrative Committee: A committee that will be made up of the
          -------------------------
          Chairman and Chief Executive Officer, Chief Financial Officer, and Vice President of Human Resources of the Company and others that they may appoint on an ad-hoc basis.

     (c)  Affiliate: Any corporation, partnership, joint venture, association,
          ---------
          or similar organization or entity, the Participants of which would be treated as employed by the Company under Section 414(b) and 414(c) of the Code.

     (d)  Agreement: This Agreement, together with any and all amendments or
          ---------
          supplements thereto.

     (e)  Code: The Internal Revenue code of 1986, as amended or as it may be
          ----
          amended from time to time.

     (f)  Compensation: Total bonus, retainer or fees of the Participant paid or
          ------------
          accrued by the Company.

     (g)  Corporate Contribution: Additional amounts credited to the Employee's
          ----------------------
          Retirement Account by the Company the timing and amount of which is subject to the Company's discretion.

     (h)  Deferred Amounts: The portion of Compensation the participant has
          ----------------
          elected to defer.

     (i)  Director: A member of the Board of Directors of the Company.
          ---------

     (j)  Effective Date: March 15, 2000.
          --------------

     (k)  Plan Year: The Calendar year.
          ---------

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     (l)  Investment Indices: The portfolios chosen by the Company to
          ------------------
          determine the Earnings Adjustments to Participant's Retirement
          Account.

     (m)  Normal Retirement Date: The date the Participant attains fifty-five
          ----------------------
          (55) years of age.

     (n)  Participant: An eligible employee, designated by the Compensation
          -----------
          Committee of the Board of Directors, or Director of the Company.

     (o)  Retirement Account: Book entries maintained by the Company reflecting
          ------------------
          Deferred Amounts, Corporate Contributions and Earnings Adjustments thereon; provided, however, that the existence of such book entries and the Retirement Account shall not create and shall not be deemed to create a trust of any kind, or a fiduciary relationship between the Company and the Participant, designated beneficiary, or other beneficiaries under this Agreement.


2.   DEFERRED COMPENSATION.
     ----------------------

     Commencing on the Effective Date, and continuing through the date on which the Participant's employment terminates because of retirement, the Participant shall be entitled to elect to defer up to 100% of the bonus Compensation that the Participant would otherwise be entitled to receive from the Company in each Plan Year subject to such minimum deferral amounts that may be imposed by the Company for a given plan year.

     In addition, the Participant shall be entitled to elect to defer up to 100% of any retainer or fees that the Company may become obligated to pay during or for any Plan Year.

     The amount selected for deferral by the Participant pursuant to an Election of Deferral is referred to as the "Annual Deferral Sum". The amounts of Compensation actually deferred are hereinafter collectively referred to as "Deferred Amounts". The Participant's Deferred Amounts shall be credited to the Participant's Retirement Account as of the dates of such Deferred Amounts would, but for such deferral, be payable to the Participant.

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3.   ADJUSTMENTS TO DEFERRED AMOUNTS
     -------------------------------

     Adjustments shall be calculated at a rate computed as if the Deferred Amounts and Corporate Contributions had been invested in whole and fractional shares of various indices identified by the Company. For purposes of computing these Earnings Adjustments, Deferral Amounts and Corporate Contributions in the Retirement Account shall be assumed to have been invested in shares of the Investment Indices on a date no later than fifteen (15) days following the end of the month in which the transaction is credited to the Participant's Retirement Account, at the trading price of the Investment Indices on such date or the first business day thereafter. Earnings Adjustments shall be computed as if all dividends paid on the Investment Indices were reinvested in whole or fractional share on the date paid. The Participant shall have the right, at the beginning of each quarter, to designate different Indices on which Earnings Adjustments shall be calculated, provided, however, that satisfactory notice is given ten (10) days prior to the end of the quarter. Any designation of new Investment Indices will result in the "sale" of shares in the current Investment Indices and "purchase" of alternative Investment Indices on the first day of the quarter or the first business day thereafter.

     Earnings Adjustments will cause the value of the Retirement Account to increase or decrease in proportion to the change in value of the selected Investment Indices.

     Adjustments shall continue up to the date Retirement Benefits, Disability Retirement Benefits, Death Benefits, or a Termination Benefit, whichever applies, deplete the Retirement Account Balance hereunder.

4.   ELECTION TO DEFER COMPENSATION
     ------------------------------

     The Participant may elect an Annual Deferral Sum hereunder by filing an Election of Deferral. The initial Election of Deferral must be filed within thirty (30) days of either a) the Effective Date of this Agreement or b) the date the Participant becomes eligible to defer Compensation under the plan. Such initial Election of Deferral, if any, shall be effective

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commencing with the first day of the first month after it is filed. Thereafter, an Election of Deferral must be filed prior to the beginning of the Plan Year to which it pertains and shall be effective on the first day of the Plan Year following the filing thereof.


5.   IN-SERVICE WITHDRAWALS
     ----------------------

     At the time the Participant makes an election to defer income in accordance with Article 4 the Participant may also elect to receive a portion of the Deferred Amounts and Earnings Adjustments thereon after a period of five years. If a Participant makes such an election then the amounts deferred under Article 4 with respect to such Plan Year, together with the Earnings Adjustment thereon, shall be paid in accordance with the distribution method and commencement date identified by the Participant at the time of the election.


6.   RETIREMENT BENEFIT
     ------------------

     The Company agrees that, from and after the retirement of the Participant from the service of the Company upon reaching his Normal Retirement Date, the Company shall thereafter pay as a retirement benefit ("Retirement Benefit") to the Participant the Participant's entire Accrued Benefit, payable in substantially equal annual installments over fifteen (15) years, or in a manner elected by the Participant in the Participant's election of Deferral, commencing with the first day of the quarter following the Participant's retirement.


7.   DISABILITY RETIREMENT
     ---------------------

     In the event of a Participant's disability while participating in the Plan, as determined by the Participant's eligibility to receive disability benefits under a plan maintained by the Company or in the absence thereof from Social Security, the Participant will be treated as still employed. At the cessation of disability benefits due to the attainment of Normal Retirement Age, the Participant will be treated as having retired.

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8.   DEATH BENEFIT
     -------------

     a.   Death Benefit Prior To Commencement of Retirement Benefits
          ----------------------------------------------------------

     In the event of the Participant's death while in the employment of the Company and prior to commencement of Retirement Benefits or Disability Retirement Benefits, the Company shall pay the Accrued Benefit in the Participant's Retirement Account as of the date of death in one lump sum payout to the Participant's designated beneficiary, in accordance with the last such designation has been received by the Company from the Participant prior to death. If no such designation has been received by the Company from the Participant prior to death or if said payments are otherwise to be made as provided herein, said payments shall be made to the Participant's then living spouse; if the Participant is not survived by a spouse, then said payments shall be made to the then living children of the Participant, if any, in equal shares, and if none, any balance thereof in one lump sum to the estate of the Participant. Such payments shall be made on the first day of the month following the Participant's death.

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     b.   Death Benefit After Commencement of Benefits
          --------------------------------------------

     In the event of the Participant's death after the commencement of Retirement Benefits, but prior to the completion of all such payments due and owing hereunder, the Company shall continue to pay the balance of the Participant's Retirement Benefits. Such payments shall be made to the Participant's designated beneficiary, in accordance with the last such designation received by the Company from the Participant prior to death. If no such designation has been received by the Company from the Participant prior to death or if said payments are otherwise to be made as provided herein, said payments shall be made to the Participant's then living spouse; if the Participant is not survived by a spouse, then said payments shall be made to the then living children of the Participant, if any, in equal shares; and if none, any balance thereof to the estate of the Participant.


9.   TERMINATION BENEFIT
     -------------------

     In the event of the Participant's termination of employment with the Company before Retirement Date for any reason, the Company shall pay to the Participant, as compensation for services rendered prior to such termination, a single sum equal to the total Deferred Amounts, subject to earnings adjustments, plus the vested portion of the Corporate Contribution, subject to earnings adjustments. For purposes of this section, the Employee will vest according to a schedule in effect at the time the Corporate Contribution is made.

10.  HARDSHIP BENEFIT
     ----------------

     In the event the Participant suffers a financial hardship (as hereinafter defined), the Administrative Committee may, if it deems advisable in its sole and absolute discretion, distribute to or utilize on behalf of the Participant as hardship benefit (the "Hardship Benefit") any portion of the Participant's Retirement Account up to, but not in excess of, the Termination Benefit to which the Participant would have been entitled as of the date a Hardship Benefit is distributed or utilized. Any Hardship Benefit shall be distributed or utilized at such times as the Administrative Committee shall determine, and the Accrued Benefit in the Participant's Retirement Account shall be reduced by the amount so distributed and/or utilized. Financial

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Hardship shall mean an unanticipated emergency caused by an event beyond the control of the participant resulting in dire financial need of the Participant caused by temporary or permanent disability or incapacity, medical expenses, a material reduction in family income, or other determination, as the Administrative Committee may deem appropriate.

     A Participant who believes that they may be facing a Financial Hardship by the continuation of deferrals pursuant to a current election, may request the Administrative Committee waive the deferral election(s) for balance of the current calendar year. The Administrative Committee may, if it deems advisable in its sole and absolute discretion, honor the Participant's request provided that the Participant will be barred from making future deferrals until the end of the next calendar year.


11.  OFFSET FOR OBLIGATIONS TO COMPANY
     ---------------------------------

     If, at such time as the Participant becomes entitled to benefit payments hereunder, the Participant has any debt, obligation or other liability representing an amount owed to the Company or an Affiliate of the Company, and if such debt, obligation, or other liability is due and owing at the time benefit payments are payable hereunder, the Company may offset the amount owed it or an Affiliate against the amount of benefits otherwise distributable hereunder.


12.  BENEFICIARY DESIGNATION
     -----------------------

     The Participant shall have the right, at any time, to submit a written designation of primary and secondary beneficiaries to whom payment under this Agreement shall be made in the event of death prior to complete distribution of the benefits due and payable under the Agreement. Each beneficiary designation shall become effective only when receipt thereof is acknowledged, in writing, by the Company.


13.  NO TRUST CREATED
     ----------------

     Nothing contained in this Agreement, and no action taken pursuant to its provisions by either party hereto shall create, or be construed to create, a trust of any kind, or a fiduciary

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relationship between the Company and the Participant, the designated beneficiary, other beneficiaries of the Participant or any other person .


14.  BENEFITS PAYABLE ONLY FROM GENERAL CORPORATE ASSETS; UNSECURED GENERAL
     ----------------------------------------------------------------------
CREDITOR STATUS OF PARTICIPANT
------------------------------

     a. The payments to the Participant or the designated beneficiary or any other beneficiary hereunder shall be made from assets which shall continue, for all purposes, to be a part of the general, unrestricted assets of the Company; no person shall have any interest in any such assets by virtue of the provisions of this Agreement. The Company's obligation hereunder shall be an unfunded and unsecured promise to pay money in the future. To the extent that any person acquires a right to receive payments from the Company under the provisions hereof, such right shall be no greater than the right of any unsecured general creditor of the Company; no such person shall have nor require any legal or equitable right, interest or claim in or to any property or assets of the Company.

     b. In the event that, in its discretion, the Company purchases an insurance policy or policies insuring the life of the Participant (or any other property), to allow the Company to recover the cost of providing benefits, in whole or in part, hereunder, neither the Participant, his/her designated beneficiary nor any other beneficiary shall have any rights whatsoever therein or in the proceeds therefrom. The Company shall be the sole owner and beneficiary of any such insurance policy and shall possess and may exercise all incidents of ownership therein. No such policy, policies or other property shall be held in any trust for the Participant or any other person nor as collateral security for any obligation of the Company hereunder.


15.  NO CONTRACT OF EMPLOYMENT
     -------------------------

     Nothing contained herein shall be construed to be a contract of employment for any term of years, nor as conferring upon the Participant the right to continue to be employed by the Company in his/her present capacity, or in any capacity. It is expressly understood by the parties hereto that this Agreement relates to the payment of deferred compensation for the Participant's

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services, payable after termination of his/her employment with the Company, and is not intended to be an employment contract.


16.  BENEFITS NOT TRANSFERABLE
     -------------------------

     Neither the Participant, designated beneficiary nor any other beneficiary under this Agreement shall have any power or right to transfer, assign, anticipate, hypothecate or otherwise encumber any part or all of the amounts payable hereunder. No such amounts shall be subject to seizure by any creditor of any such beneficiary, by a proceeding at law or in equity, nor shall such amounts be transferable by operation of law in the event of bankruptcy, insolvency or death of the Participant, designated beneficiary, or any other beneficiary hereunder.


17.  DETERMINATION OF BENEFITS
     -------------------------

     a.   Claim.
          -----

          Any person who believes that he/she is being denied a benefit to which he/she is entitled under the Plan (hereinafter referred to as a "Claimant") may file a written request for such benefit with the Company, setting forth his/her claim. The request must be addressed to the President of the Company at its then principal place of business.

     b.   Claim Decision.
          --------------

          Upon receipt of a claim, the Company shall advise the Claimant that a reply will be forthcoming within ninety (90) days and shall, in fact, deliver such reply within such period. The Company may, however, extend the reply period for an additional ninety (90) days for reasonable cause.

          If the claim is denied in whole or in part, the Company shall adopt a written opinion, using language calculated to be understood by the Claimant, setting forth:

     (a)  The specific reason or reasons for such denial;

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     (b)  The specific reference to pertinent provisions of this Agreement on which such denial is based;

     (c) A description of any additional material or information necessary for the Claimant to perfect his/her claim and an explanation why such material or such information is necessary;

     (d) Appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review; and

     (e) The time limits for requesting a review under subsection (c) and for review under subsection (d). hereof.

     c.   Request for Review.
          ------------------

          Within sixty (60) days after the receipt by the Claimant of the written opinions described above, the Claimant may request in writing that the Secretary of the Company review the determination of the Company. Such request must be addressed to the Secretary of the Company, at its then principal place of business. The Claimant or his/her duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Company. If the Claimant does not request a review of the Company's determination by the Secretary of the Company within such sixty (60) day period, he/she shall be barred and estopped from challenging the Company's determination.

     d.   Review of Decision.
          ------------------

          Within sixty (60) days after the Secretary's receipt of a request for review, he/she will review the Company's determination. After considering all materials presented by the Claimant, the Secretary will render a written opinion, written in a manner calculated to be understood by the Claimant, setting forth the specific reasons for the decision and containing specific references to the pertinent provisions of this Agreement on which the decision is based. If special circumstances require that the sixty (60) day time period be extended, the Secretary will so notify

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the Claimant and will render the decision as soon as possible, but no later than one hundred twenty (120) days after receipt of the request for review.


18.  AMENDMENT
     ---------

     The Board of Directors of the Company may amend this plan at any time and from time to time, but no amendment shall reduce any benefit that has accrued on the effective date of the amendment subject to Earnings Adjustments as otherwise set forth herein.


19.  INUREMENT
     ---------

     This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and the Participant, successors, heirs, executors, administrators and beneficiaries.


20.  NOTICE
     ------

     Any notice, consent or demand required or permitted to be given under the provisions of this Agreement shall be in writing, and shall be signed by the party giving or making the same. If such notice, consent or demand is mailed to a party hereto, it shall be sent by United States certified mail, postage prepaid, addressed to such party's last known address as shown on the records of the Company. The date of such mailing shall be deemed the date of notice, consent or demand. Either party may change the address to which notice is to be sent by giving notice of the change of address in the manner aforesaid.

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21.  GOVERNING LAW
     -------------

     This Agreement and the rights of the parties hereunder, shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

Dated: ________________


ATTEST:                                      Banyan Systems, Inc.

By: ___________________________              By:________________________________

                                             Title: ____________________________

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